Exhibit 10.2

SUNCOKE ENERGY, INC.

Annual Incentive Plan

This SunCoke Energy, Inc. Annual Incentive Plan (the “AIP”) is hereby established by SunCoke Energy, Inc. (“SunCoke”) and, together with the SunCoke Energy, Inc. Senior Executive Incentive Plan (the “SEIP”), governs the annual incentive bonuses paid to Eligible Employees for services on and after December 9, 2015. This document reflects an amendment and restatement approved by the Compensation Committee of the SunCoke Board of Directors (the “Compensation Committee”) on December 9, 2015.

Eligibility

The AIP applies to “Eligible Employees” of SunCoke, any successor to SunCoke, any subsidiary or affiliate that has adopted the AIP, or a corporation succeeding to the business of SunCoke, or any subsidiary or affiliate, by merger, consolidation or liquidation or purchase of assets or stock or similar transaction. “Eligible Employees” means non-union, active employees of SunCoke or its participating affiliates who are engaged in permanent, full-time salaried or hourly employment and who are either (i) at a director/general manager level or above or (ii) below the level of director/general manager and whose annual participation in the AIP is approved by the Chief Executive Officer of SunCoke (the “CEO”) in his sole discretion. A full-time employee is an employee who is regularly scheduled to work thirty or more hours per week.

Administration of the AIP

The AIP shall be administered by (i) the Compensation Committee in the case of the Eligible Employees who are at a director/general manager level or above, and (ii) the CEO in the case of all other Eligible Employees (in each case, the “Administrator”). Each Administrator shall have such duties and powers as may be necessary to discharge its duties under the AIP with respect to the applicable Eligible Employees, including, but not by way of limitation, the following:

(i) To construe and interpret the AIP in its absolute discretion and to determine all questions arising in the administration, interpretation and application of the AIP (including, without limitation, the discretionary authority set forth herein). Any such actions, determinations or decisions of the Administrator shall be conclusive and binding on applicable Eligible Employees and SunCoke.

(ii) To prepare and distribute, in such manner as the Administrator determines to be appropriate and in accordance with applicable laws, information explaining the AIP.

(iii) To receive from SunCoke, participating affiliates and Eligible Employees such information as may be necessary for the proper administration of the AIP.

(iv) To appoint or employ individuals to assist in the administration of the AIP and any other agents it deems advisable, including legal counsel.

None of SunCoke, the members of the Compensation Committee, nor the CEO shall be liable for any action taken or not taken or decision made or not made in good faith relating to the AIP or any award thereunder.

Base Amount

A base amount (“Base Amount”) shall be established for each Eligible Employee with respect to the fiscal year of SunCoke for which the applicable Annual Bonus is paid (the “Applicable Year”). The Base Amount shall be the product of the Eligible Employee’s (i) annual base salary rate as of December 31 of the Applicable Year, exclusive of benefits, bonuses, equity grants and premium pay, multiplied by (ii) his or her applicable annual guideline percentage as determined by the Administrator for such Applicable Year, taking into account any change in annual guideline percentage that occurs during the Applicable Year, in which case the guideline percentage will be prorated based on the portion of the year that each guideline percentage applied.

Calculation of Annual Bonus

For each Applicable Year, the Administrator shall designate in writing (i) other participating affiliates, if any, (ii) the performance goal(s) to be attained for such Applicable Year, (iii) the weighting of each performance goal as a percentage of the Base Amount, (iv) the payout factors for each performance goal, (v) the maximum payout factor for the Individual Performance Factor, and (vi) the maximum Annual Bonus (as a percentage of the Base Amount) that can be paid to an Eligible Employee for the Applicable Year.

At the end of each Applicable Year, each Eligible Employee’s Base Amount will be increased or decreased depending upon the Company Performance Factor and the Individual Performance Factor for the Eligible Employee. Subject to the discretion of the Administrator, set forth under the heading “Administrator Discretion” below, the Annual Bonus is to be determined as follows:

Company Performance Factor. The “Company Performance Factor” is a weighted average percentage between 0% and a maximum percentage, determined by the Administrator after the end of each Applicable Year based on the level of attainment of each performance goal, the weighting of each such goal and the payout factor for each such goal.

Individual Performance Factor. The “Individual Performance Factor” is a percentage between 0% and a maximum percentage established by the Administrator that is based on the performance of each Eligible Employee during the Applicable Year. The Individual Performance Factor shall be determined by the Administrator after the end of each Applicable Year, and shall take into consideration the overall performance of the Eligible Employee and his or her contribution to the organization during the Applicable Year.

The Individual Performance Factor is subject to further limitation by the aggregate pool of funds available for distribution to all Eligible Employees under the AIP (the “Pool”). The Pool is equal to the product of (i) the sum of the Base Amount of all Eligible Employees multiplied (ii) by the Company Performance Factor.

Total Annual Bonus. The Annual Bonus for each Eligible Employee under the AIP for the Applicable Year is determined by multiplying (i) the product of the Company Performance Factor and the Individual Performance Factor by (ii) the Eligible Employee’s Base Amount. In no event shall the total Annual Bonus paid to any Eligible Employee exceed the maximum amount set by the Administrator for each Applicable Year.

Except as set forth below under the heading “Proration,” or as otherwise determined by the Administrator, no Annual Bonus shall be paid to any Eligible Employee whose employment with the Company or an affiliate terminates for any reason prior to the Annual Bonus payment date.

Administrator Discretion

Notwithstanding anything in the AIP to the contrary, the applicable Administrator may withhold payment of the Annual Bonus or, alternatively, reduce the amount of the Annual Bonus otherwise payable to any Eligible Employee or any group of Eligible Employees who work for business or operating units of SunCoke or any of its affiliates (collectively, an “Eligible Employee Group”) if the Administrator in its reasonable discretion determines that such Eligible Employee or Eligible Employee Group has either (i) failed to act in accordance with acceptable performance standards during such Applicable Year, or (ii) acted in a manner detrimental to the interests or reputation of SunCoke or any of its affiliates. Furthermore, the Administrator may, in its reasonable discretion, redistribute the amount of any such withholding or reduction in whole or in part to an Eligible Employee or Eligible Employee Group whom the Administrator reasonably determines has performed in a manner that exceeds expectations during such Applicable Year, subject to the maximum Annual Bonus limitation set by the Administrator.

The Administrator may also increase the Amount of the Annual Bonus otherwise payable to any Eligible Employee or Eligible Employee Group, subject to the maximum Annual Bonus limitation set by the Administrator; provided, however, that the Administrator cannot increase the Pool as determined in accordance with “Calculation of Annual Bonus.”

Proration

New Hires. Any Eligible Employee hired as of January 1st through March 31st shall receive his or her Annual Bonus, without proration, for the Applicable Year in which the date of hire occurs. Any Eligible Employee hired as of April 1st through September 30th shall be eligible for a prorated portion of his or her Annual Bonus for the Applicable Year in which the date of hire occurs. Eligible Employees hired as of October 1st through December 31st shall not be eligible to receive an Annual Bonus for the Applicable Year in which the date of hire occurs.

Termination Due to Death, Permanent Disability, Retirement. The Annual Bonus shall be prorated, as applicable, in the event of an Eligible Employee’s termination of employment prior to December 31 of an Applicable Year due to death, permanent disability (as determined under the Company’s long term disability program) or Retirement. For the purposes of the AIP:

(i) “Retirement” a Participant’s termination of employment shall not be deemed to be a “Retirement” unless: (x) such termination is other than for Just Cause; (y) the Participant has attained at least 55 years of age; and (z) the Participant’s age, when added to such Participant’s years of credited service with the Company and its affiliates, equals at least 65 years.

(ii) “Just Cause” shall mean (a) the willful and continued failure of the Eligible Employee to substantially perform the Eligible Employee’s duties with the Company or an affiliate (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Eligible Employee by the applicable Administrator (or the Board of Directors in the case of an Eligible Employee covered by the SEIP) that specifically identifies the manner in which it is believed that the Eligible Employee has not substantially performed his or her duties; (b) the Eligible Employee’s conviction of a felony; (c) willful misconduct by the Eligible Employee in connection with his or her employment duties or responsibilities to the Company or any affiliate (including, but not limited to, dishonest or fraudulent acts) that places the Company or any affiliate at risk of material injury; or (d) the Eligible Employee’s failure to comply with a policy of the Company or any affiliate that places the Company or any affiliate at risk of material injury.

Leave of Absence. The Annual Bonus shall be prorated in the event an Eligible Employee is on an approved leave of absence (other than military leave), and such leave of absence extends for longer than 12 consecutive weeks during the Applicable Year. The prorated portion of the Annual Bonus shall be based on the Eligible Employee’s number of full weeks of active (non-leave) employment during the Applicable Year.

Involuntary Termination, other than for Just Cause. In the case of an Eligible Employee whose employment is terminated due to a Company-designated job elimination or reduction in force, or as the result of a “Qualifying Termination” pursuant to either the SunCoke Energy, Inc. Involuntary Termination Plan, or the SunCoke Energy, Inc. Involuntary Executive Severance Plan:

(i) if the Eligible Employee’s termination of employment occurs prior to April 1 of a calendar year, then such Eligible Employee will be entitled to the annual cash bonus payable for the prior year, to the extent not yet paid;

(ii) if the Eligible Employee’s termination of employment occurs between April 1 and December 31st of a calendar year, then such Eligible Employee will be entitled to a pro rata portion of the target annual cash bonus for which he or she is eligible, adjusted for actual Company performance for the calendar year in which the termination of employment occurs, based on such Eligible Employee’s salary or wages earned through the termination of employment. The applicable pro rata portion will be equal to a fraction, the denominator of which will be 12, and numerator of which will be the number of full and partial calendar months actually worked; provided however, that calendar months during which the Eligible Employee worked less than fifteen days will not be counted in determining the numerator. Unless otherwise required by the provisions of either the SunCoke Energy, Inc. Involuntary Termination Plan, or the SunCoke Energy, Inc. Involuntary Executive Severance Plan, such prorated bonus will be paid on the customary payout date, which shall be no later than March 15th of the subsequent calendar year.”

Other Termination of Employment. Notwithstanding the foregoing, the Administrator may, in its sole discretion, (i) award a prorated Annual Bonus to an Eligible Employee whose termination of employment occurs prior to December 31 of an Applicable Year, or (ii) award a full or prorated Annual Bonus to an Eligible Employee whose termination occurs after December 31st of an Applicable Year but prior to the Annual Bonus payment date (such proration to be determined by the Administrator in its sole discretion).

Payment of Annual Bonus

The Annual Bonus will be paid on or before March 15th following the end of each Applicable Year.

Change in Control

Notwithstanding anything in the AIP to the contrary:

(i) If a Change in Control occurs during an Applicable Year, the Eligible Employees for such Applicable Year shall continue to have at least the same AIP bonus opportunity as in effect immediately prior to the Change in Control, and the AIP shall not be terminated, or amended or administered, so that the Eligible Employee’s Annual Bonus opportunity for such Applicable Year is reduced in any way.

(ii) If, as a result of the Change in Control, one or more of the performance goals in effect for the Applicable Year cannot be reasonably determined, or would be adversely affected, the Administrator in its discretion shall either (a) replace one or more of such performance goals with performance goals intended to replicate on an equitable basis the performance goal in effect immediately prior to the Change in Control or (b) provide that the then current performance goals shall be deemed met at the target level.

(iii) The Total Annual Bonus for each Eligible Employee under the AIP for the Applicable Year in which the Change in Control occurs shall be determined by multiplying (a) the Company Performance Factor by (b) the Eligible Employee’s Base Amount.

(iv) For purposes of this Section, “Change in Control” shall mean:

(a) The acquisition by any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (I) the then outstanding shares of common stock of SunCoke or (II) the combined voting power of the then outstanding voting securities of SunCoke entitled to vote generally in the election of directors; provided, however, that for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from SunCoke, (B) any acquisition by SunCoke, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by SunCoke or any company controlled by, controlling or under common control with the SunCoke, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (c)(I), (c)(II) and (c)(III) of this definition.

(b) Individuals who, as of the date that the AIP became effective, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of SunCoke, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving SunCoke or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of SunCoke or the acquisition of assets or stock of another entity by SunCoke or any of its Subsidiaries, in each case unless, following such business combination:

(I) all or substantially all of the individuals and entities that were the beneficial owners of the then outstanding SunCoke common stock and the then outstanding SunCoke voting securities immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such business combination (including, without limitation, a corporation that, as a result of such transaction, owns SunCoke or all or substantially all of the assets of SunCoke, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such business combination of the then outstanding SunCoke common stock and the then outstanding SunCoke voting securities, as the case may be;

(II) no person (excluding any corporation resulting from such business combination or any employee benefit plan (or related trust) of SunCoke or such corporation resulting from such business combination or any of their respective subsidiaries) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such business combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the business combination; and

(III) at least a majority of the members of the board of directors of the corporation resulting from such business combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such business combination; or

(d) Approval by the stockholders of SunCoke of a complete liquidation or dissolution of SunCoke.

AIP Termination and Modification

Except as provided above under the heading “Change in Control,” the AIP may be terminated, amended or modified in any respect at any time, and from time to time, with respect to the applicable Eligible Employees, at the Compensation Committee’s sole discretion. Following a Change in Control, the AIP may not be terminated, amended or modified with respect to the Applicable Year in which the Change in Control occurs, except as provided above under the heading “Change in Control.”

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